Exhibit 10.4

COMMERCIAL LOAN AGREEMENT

(Secured by Real Property)

This Commercial Loan Agreement (“Agreement”) is dated as of February 1, 2022. In this Agreement,

●	Collectively referred to as the “Borrower” herein, are Ballantyne Strong, Inc., a Delaware corporation whose address for notice purposes is 4201 Congress Street, Suite 175, Charlotte, NC 28209; and Digital Ignition, LLC, a Georgia limited liability company whose address for notice purposes hereunder is 190 Bluegrass Valley Parkway, Alpharetta, GA 30005.

●	The “Lender” is Community First Bank, a state chartered bank. Lender’s address for notice purposes is 800 East Arrowood Road, Charlotte, NC 28217, or at such other place as the holder hereof may from time to time designate in writing.

Borrower has applied to Lender for a loan. Lender is willing to make a loan to Borrower, but only under the terms and conditions specified in this Agreement and in the Related Documents. Borrower understands and agrees that (i) in granting, renewing, or extending the loan that is the subject of this Agreement, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; and (ii) the loan shall be and remain subject to the terms and conditions of this Agreement and the Related Documents.

Capitalized words and terms have the meanings given to them in this Agreement. Words and terms not otherwise defined in the body of this Agreement or in the section of this Agreement entitled “Definitions” shall have the meanings given to such words and terms by the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings given to them in accordance with generally accepted accounting principles (“GAAP”) as in effect on the date of this Agreement. All references to dollar amounts shall mean amounts in lawful money of the United States of America. “Will” and “shall” are used interchangeably in this Agreement; both denote an obligation. Words and terms used in the singular shall include the plural, and words and terms used in the plural shall include the singular, as the context may require.

THE LOAN, NOTE, PROJECT, AND REAL PROPERTY.

Loan. The word “Loan” as used in this Agreement means the closed-end (or straight) line of credit contemplated by this Agreement. The words “Loan Amount” mean the total amount of the Loan. The Loan Amount shall be in an amount not to exceed the principal sum of $5,250,000.00. The Loan Amount shall be subject at all times to the maximum limits and conditions set forth in this Agreement or in any of the Related Documents, including, without limitation, any limits relating to loan-to-value ratios, advance rates, and acquisition costs.

Note. The word “Note” as used in this Agreement means the promissory note payable to the order of Lender for the Loan Amount that Borrower has executed or will execute to evidence Borrower’s obligation to repay the Loan upon the terms and conditions agreed upon, together with all renewals of, extensions of, modifications of, increases in, refinancings of, consolidations of, and substitutions for that promissory note. Repayment of the Note is or will be secured from time to time by various Security Instruments. The terms and conditions of the Note and Related Documents are incorporated herein by reference.

Real Property. The words “Real Property” as used in this Agreement mean any real property that secures repayment of the Loan, including but not limited to 190 Bluegrass Valley Parkway, Alpharetta, GA 30005.

TERM. This Agreement is effective as of the date of this Agreement. Except for the provisions of this Agreement that specifically provide they will survive the expiration, termination, or cancellation of this Agreement, this Agreement shall continue in full force and effect until (i) the Indebtedness is paid in full (including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges); (ii) this Agreement is terminated or canceled as provided in this Agreement; or (iii) this Agreement is terminated pursuant to a written agreement signed by the parties.

REQUESTS AND APPROVALS. Notwithstanding anything to the contrary in this Agreement, any right Lender has under this Agreement or the Related Documents to request, approve, accept, determine, decide, reserve rights, or make any judgment on any matter shall be in Lender’s sole discretion. However, Lender shall exercise any such right and administer the Loan in good faith and in a commercially reasonable manner, using commercially reasonable judgment. Lender shall not unreasonably condition, delay, or withhold any required approval, consent, determination, decision, reservation, or judgment.

LOAN PURPOSE; OVERALL LOAN-TO-VALUE LIMITATION. The purpose of the Loan is to provide funds to finance the acquisition of the Real Property by Digital Ignition, LLC, a wholly owned subsidiary of Ballantyne Strong, Inc. Lender shall not be obligated to make loan advances that exceed, in the aggregate, the lesser of (i) the Loan Amount or (ii) 65% of the lesser of the appraised value or the purchase price, of the Real Property.

REQUIREMENTS RELATING TO THE REAL PROPERTY. Unless waived by Lender in writing, Borrower shall deliver the items identified in this section to Lender at or prior to the Loan closing and at such time or times thereafter as Lender may request, all at Borrower’s expense. Items may be requested more than once. In addition, Borrower shall promptly provide Lender with any corrections, changes, or updates to the items identified in this section as soon as such corrections, changes, or updates become available to Borrower. All of the items identified in this section shall be subject to Lender’s review and approval, and the form and substance of all such items delivered to Lender must be satisfactory in all respects to Lender and Lender’s counsel. Borrower shall provide Lender with the following:

Appraisal. An appraisal of the Real Property that complies with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act (“FIRREA”) (“Appraisal”). The Appraisal must satisfy all applicable regulatory standards and all of Lender’s applicable policies. The appraiser must be approved by Lender. The Appraisal shall be ordered by Lender but paid for by Borrower.

Flood Hazard Certification. A certification by Flood Data Services, Inc. as to whether the Real Property is located in a flood hazard area. The certification shall be ordered by Lender but paid for by Borrower. Flood insurance will be required if (i) any existing improvement on the Real Property is in a flood hazard area, or (ii) the Improvements are located in a flood hazard area.

Survey. A survey of the Real Property. Borrower shall bear all costs relating to each survey. Each survey must be prepared and certified by a professional engineer or registered land surveyor satisfactory to Lender. Lender may require that any survey meet the survey requirements of the American Land Title Association. Unless Lender agrees otherwise, the survey must show (i) the boundaries of the Real Property; (ii) the location of any existing improvements within the boundary lines of the Real Property; and (iii) all setback lines, easements, and other matters that may affect the Real Property. In lieu of a current survey, Lender may, in its discretion and depending on the circumstances, agree to accept an existing survey or recorded plat showing the Real Property, provided (i) the Real Property as shown on the survey or recorded plat is consistent with the legal description contained in the instrument conveying the Real Property to its current owner and in Lender’s mortgage, deed of trust, or security deed; (ii) Lender receives a satisfactory lender’s title insurance policy insuring Lender’s required lien priority on the Real Property without a general exception as to matters of survey; and (iii) any exceptions in the lender’s title insurance policy relating to matters of survey are acceptable to Lender and its counsel.

Title Insurance. With respect to each mortgage, deed of trust, and security deed that secures repayment of the Loan, an extended coverage loan policy of title insurance with such endorsements as Lender may reasonably require, issued by a title insurance company acceptable to Lender and in a form, amount, and content satisfactory to Lender. If the loan policy of title insurance is not available at closing, Lender may accept a binding commitment from the title insurance company to issue the policy upon the payment of the required premium and satisfaction of the conditions set forth in the commitment. Unless Lender agrees otherwise, the lender’s loan policy must insure (or, in the case of a commitment, agree to insure) that the title to the Real Property is marketable and that Lender’s Security Instrument encumbering the Real Property is, or will be when it is recorded, a valid first priority lien on the fee simple estate of the owner of the Real Property, free and clear of all defects, liens (including liens for work performed or materials delivered), encumbrances, and exceptions, except those specifically approved by Lender in writing. Unless Lender otherwise agrees, Lender’s first priority lien on the Real Property and in any improvements located or to be constructed on the Real Property must be insured as superior to any and all mechanics’ liens and materialmen’s liens which may be filed in the future relative to the Real Property and the improvements thereon. Borrower shall bear all costs relating to the issuance of the title insurance loan policy, including all title examination fees; title update fees; and title insurance commitment fees, premiums, and endorsement fees. Borrower shall also deliver to Lender at Borrower’s expense copies of all restrictions, easements, covenants, declarations, rights of way, and any other documents that are or will be listed as exceptions in Lender’s title insurance policy.

Soil Report. A soil report for the Real Property prepared by a registered engineer satisfactory to Lender stating that the Real Property is free from soil or other geological conditions that would preclude its use or development as contemplated without extra expense for precautionary, corrective, or remedial measures.

Zoning. Evidence satisfactory to Lender that the Real Property is duly and validly zoned for its intended use.

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Utility Services. Evidence satisfactory to Lender that all utility services appropriate to the intended use of the Real Property are available at the boundaries of the Real Property.

Assessment of Property. Evidence satisfactory to Lender that the Real Property is and will continue to be assessed and taxed as an independent parcel by all relevant governmental authorities.

Compliance with Governing Authorities. Evidence satisfactory to Lender that the Real Property conforms to and complies with the requirements of all the easements, covenants, conditions, restrictions, reservations, building laws, regulations, zoning ordinances, and federal, state, and local requirements affecting the Real Property.

Leases. Copies of all leases that affect or will affect the Real Property. Unless Lender otherwise agrees, Lender’s lien on the Real Property must have priority over the rights of (i) all tenants under any lease arrangement, (ii) all parties in possession of the Real Property, and (iii) any other person or entity claiming any possessory right to any portion of the Real Property. Accordingly, prior to the Loan closing and at any time or times thereafter, Lender shall have the right to require from each such person or entity a tenant estoppel certificate and either (i) a tenant subordination agreement; or (ii) a subordination, nondisturbance, and attornment agreement. Lender reserves the right to determine which document(s) Lender will require in each situation. The terms and conditions of the documents must be satisfactory to Lender.

Environmental Property Assessment. Evidence satisfactory to Lender that the Real Property complies with all applicable Environmental Laws. Borrower and/or a consultant acceptable to Lender will be required to complete an environmental questionnaire and certification attesting to the satisfactory environmental condition of the Real Property and certifying that Borrower and, to the extent of Borrower’s knowledge, information, and belief, all current and prior occupants and owners of the Real Property, have complied with, and are complying with, all applicable Environmental Laws. Following Lender’s review of the questionnaire and certification, Lender may require additional testing at Borrower’s expense, including, but not limited to, an environmental site assessment and/or investigation. Lender shall determine the scope of any site assessment or investigation. If the Real Property contains improvements that were built before 1980 and renovation or demolition work of such improvements is proposed, an Asbestos Survey must be included in the scope of the work of the environmental assessment. Any environmental assessment completed by outside consultants must adhere to the United States Environmental Protection Agency’s then current “All Appropriate Inquiry” Rule. If the Real Property is found to contain, or suspected to contain, underground storage tanks, Lender may require verification satisfactory to Lender that all environmental requirements have been met. During the term of the Loan, Lender may require at Borrower’s expense such updated appraisals and environmental assessments as Lender deems reasonably necessary. Lender may require Borrower to execute an environmental indemnity agreement satisfactory to Lender.

ENVIRONMENTAL COVENANTS. Borrower covenants and agrees with Lender as follows:

Environmental Compliance. Borrower shall ensure that the Real Property complies with all applicable Environmental Laws during the term of the Loan. Neither Borrower nor any owner, tenant, contractor, agent, or other authorized user of any of the Real Property shall cause or permit (i) the installation, storage, treatment, generation, manufacture, or use of Hazardous Substances on, under, about, or from any of the Real Property in violation of Environmental Laws or any other applicable law, regulation, or ordinance; or (ii) the disposal, discharge, or release of Hazardous Substances on, under, about, or from any of the Real Property. The Real Property shall at all times (i) comply with all applicable Environmental Laws, (ii) remain free and clear of any liens imposed pursuant to any Environmental Laws, and (iii) comply with all required licenses and permits necessary for the Real Property to comply with all applicable Environmental Laws.

Notices. Borrower shall (i) notify Lender of any material change in the activities or operations conducted on the Real Property; (ii) give Lender prompt written and oral notice if Borrower receives any notice with regard to Hazardous Substances on, under, about, or affecting any of the Real Property; and (iii) provide to Lender, and have an ongoing obligation to provide to Lender, copies of all information in its possession, under its control, or available to it concerning the environmental condition of the Real Property and property adjacent to the Real Property.

Remediation. Borrower shall at Borrower’s expense conduct and complete (i) all investigations, sampling, and testing required by Lender; and (ii) all remedial, removal, and other actions necessary to clean up and remove all such Hazardous Substances on, under, about, or affecting any of the Real Property in accordance with all applicable Environmental Laws.

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Lender’s Rights. If Lender at any time reasonably determines that there is existing or threatened contamination of the Real Property, Lender may (i) require additional or substitute Collateral for the Loan; (ii) declare the Loan in default and, subject to any obligation Lender has to give Borrower notice of default and any right Borrower has to cure the default, accelerate the Indebtedness and declare the Loan immediately due and payable in full; and/or (iii) take any other action permitted under the terms of this Agreement or the Related Documents. In addition, Lender may take any other legal or equitable action and advance such sums as it deems necessary or appropriate to prevent or remedy any activity, operation, or occurrence on or about the Real Property that constitutes or may constitute a breach of this Agreement and/or to prevent or remedy the disposal, discharge, or release or the threatened disposal, discharge, or release of Hazardous Substances on, under, about, or from the Real Property.

INSURANCE REQUIREMENTS.

Required Insurance. In addition to title insurance and unless waived by Lender in writing, Borrower shall obtain and maintain for the term of the Loan insurance policies of the kinds described in this section. Each policy must (i) be issued by an insurance company acceptable to Lender; (ii) insure against such risks, provide such coverage, include such endorsements, and be written in such amounts as Lender may reasonably require; (iii) identify Lender and its successors and assigns as an additional insured or loss payee, as Lender may require; (iv) include a stipulation that coverage will not be cancelled or diminished without at least ten (10) days prior written notice to Lender; and (v) include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission, or default of Borrower or any other person. Borrower shall provide Lender with a copy of each insurance policy or evidence thereof that is satisfactory to Lender. Lender may require that the insurance policies include the following:

(i)	Owner’s Special Form (owner’s all-risk) hazard insurance policy naming Lender as loss payee.

(ii)	Owner’s and Contractor’s commercial general liability insurance, public liability, and workers’ compensation insurance covering the Real Property, naming Lender as additional insured.

(iii)	Flood insurance, if required by Lender or applicable law.

(iv)	Special Form hazard insurance on any Collateral consisting of tangible personal property that secures the Loan.

(v)	Any other insurance required by this Agreement, the Related Documents, or Lender.

Insurance Reports. At Lender’s request, Borrower shall provide Lender reports on each existing insurance policy showing such information as Lender may reasonably request, including, without limitation, the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the properties insured; (v) the then-current property values on the basis of which insurance has been obtained; (vi) the manner of determining those values; and (vii) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Failure to Maintain Required Insurance. If Lender determines at any time during the term of the Loan that any required insurance is not in force or that the policy is in an amount less than required by Lender and Borrower fails to purchase the required insurance or correct any deficiencies within forty-five (45) days after notice of the deficiency, Lender may purchase the required insurance on Borrower’s behalf and charge Borrower the cost of the premiums and fees incurred in purchasing the insurance. If Lender decides to purchase or replace insurance on Borrower’s behalf and Lender or one of Lender’s related entities sells the required insurance, the replacement insurance may be purchased by Lender from Lender or Lender’s related entity. Such lender-placed coverage may be substantially more expensive than a policy obtained by Borrower, may not cover Borrower as an insured, may not cover Borrower’s equity, and may not provide the same scope of coverage as a policy obtained by Borrower. Lender or one of Lender’s affiliates may be paid a commission for placement of the lender-placed coverage, if applicable.

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DAMAGE OR DESTRUCTION; APPLICATION OF INSURANCE PROCEEDS. Subject to any different arrangement that may apply as a consequence of a subordination, nondisturbance, and attornment agreement between Lender, the owner of the Real Property, and any tenant occupying all or any portion of the Real Property, if any of the Real Property is damaged or destroyed by casualty of any nature before the Indebtedness is paid in full, then Borrower shall use funds other than Loan Proceeds to restore the Real Property promptly to the condition in which it was before such damage or destruction occurred. The Security Instruments may contain provisions that permit Lender, at its option, to receive and retain any insurance proceeds payable with respect to any loss or damage to the Real Property and to apply the insurance proceeds to the reduction of Indebtedness, the payment of any lien affecting the Real Property, or the restoration, repair, or replacement of the damaged Real Property. In the administration of this Loan, Lender agrees that, provided the insurance proceeds are paid to Lender and all of the following conditions are continuously met, the insurance proceeds shall be deposited in a special escrow account (the “Insurance Escrow Account”) under Lender’s exclusive control to be applied by Lender to the restoration, repair, or replacement of the damaged Real Property:

(i)	Borrower notifies Lender in writing of Borrower’s desire and intent to restore, repair, or replace the damaged Real Property.

(ii)	There exists no Event of Default or any other event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default under the terms of this Agreement or the Related Documents.

(iii)	No lease of the Real Property or any part thereof has terminated or may be terminated by reason of the casualty loss or the restoration, repair, or replacement of the damaged Real Property.

(iv)	Borrower presents evidence satisfactory to Lender and its counsel that (a) the proposed restoration, repair, or replacement is economically feasible; (b) Lender’s security is not and will not be impaired thereby; (c) Borrower has the ability and willingness to repay the Indebtedness as and when due during the period of restoration, repair, or replacement; (d) the owner of the Real Property has the ability and willingness to pay and perform the owner’s obligations under the deed of trust or other Security Instrument; and (e) the resulting value of the Real Property following the restoration and repair of the Real Property will not be less than the value of the Real Property before the casualty loss.

(v)	If the insurance proceeds deposited to the Insurance Escrow Account are insufficient in Lender’s judgment to pay the anticipated cost of restoring, repairing, or replacing the damaged Real Property in full, Borrower shall from time to time deposit or cause to be deposited into the Insurance Escrow Account such additional sums as Lender may reasonably require to pay the anticipated costs of the restoration, repair, or replacement of the damaged Real Property in full. Funds deposited or caused to be deposited by Borrower may, at Lender’s option, be applied before insurance proceeds toward the restoration, repair, or replacement of the damaged Real Property.

(vi)	Borrower submits plans and specifications, the identity of each proposed contractor, and each contract for the repair, restoration, or replacement of the damaged Real Property to Lender for its review and approval, and Lender gives its written approval of the same. However, in no case shall Lender be required to be a party to any such contract or agreement.

(vii)	Lender does not and, in Lender’s judgment, is not likely to, incur any liability to any other person as a result of such use or release of insurance proceeds.

(viii)	The restoration, repairs, or replacement commence, progress, and are completed within a reasonable period of time, as determined by Lender.

(ix)	Lender did not pay the insurance premium or advance the insurance premium on behalf of Borrower or the owner of the Real Property that sustained the casualty loss, regardless of whether the amount paid or advanced by Lender was added to the Indebtedness secured by the Security Instruments (i.e., the insurance premium must have been paid by Borrower or the owner of the Real Property).

Any funds remaining in the Insurance Escrow Account after the restoration, repair, or replacement of the damaged Real Property may be applied by Lender toward the satisfaction of the Indebtedness (regardless of whether it is then payable) or the obligations of the owner of the Real Property under the deed of trust or other Security Instrument. The application of insurance proceeds toward the satisfaction of the Indebtedness shall not extend or postpone the due date of payments due under the terms of the Note or Related Documents, and shall also not trigger any prepayment penalties.

In the event of a foreclosure of the Security Instrument encumbering all or any portion of the Real Property, a deed in lieu of foreclosure, or any other transfer of title in satisfaction of any indebtedness or obligation secured by the Real Property, all of Borrower’s right, title, and interest in and to any insurance policies then in force with respect to the Real Property foreclosed or transferred, and any insurance proceeds resulting from loss or damage to such Real Property which occurred prior to such foreclosure or transfer, shall pass to Lender or Lender’s grantee or to the purchaser of such Real Property, as the case may be.

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LIMITATION OF LENDER’S RESPONSIBILITY. Each survey, inspection, report, and appraisal requested or required by Lender under this Agreement or made by, on behalf of, or for the benefit of Lender in connection with the Loan shall be solely for Lender’s own use and protection and not for the benefit or the protection of Borrower or any other person or entity, unless the same is certified to Borrower. Borrower acknowledges and agrees that (i) Lender makes no warranty or representation as to the accuracy, completeness, or sufficiency of any such survey, inspection, report, or appraisal; (ii) no other person or entity may rely upon any such survey, inspection, report, or appraisal; and (iii) Borrower will not rely upon any such survey, inspection, report, or appraisal, unless the same is certified to Borrower. Such surveys, inspections, reports, and appraisals do not constitute any assurance or representation to Borrower or to any other person or entity as to (i) the value or condition of any property; (ii) the quality or quantity of work performed, materials used, or construction completed; or (iii) compliance with plans, specifications, Environmental Laws, building restrictions, ordinances, restrictive covenants, building codes, zoning laws, or other legal requirements.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that (i) as of the date of this Agreement; (ii) as of the date of any renewal, extension, or modification of the Loan; and (iii) at all times any Indebtedness exists:

Authority to Do Business. Ballantyne Strong, Inc. is duly incorporated in Delaware, validly existing, in good standing, and duly authorized to transact business in Delaware, and in each other state in which Borrower is doing business, except where failure to do so would not have a material adverse effect on its business, having made all necessary filings and obtained all necessary governmental licenses, permits, and approvals, except where failure to do so would not have a material adverse effect on its business. Digital Ignition, LLC is duly organized in Georgia, validly existing, in good standing, and duly authorized to transact business in Georgia, and in each other state in which Borrower is doing business, except where failure to do so would not have a material adverse effect on its business, having made all necessary filings and obtained all necessary governmental licenses, permits, and approvals, except where failure to do so would not have a material adverse effect on its business. Each Borrower has the full power and authority to own Borrower’s assets and to transact all businesses in which Borrower is presently engaged or presently proposes to engage.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. If Borrower currently operates or does business under any assumed name, the following is a complete list of the assumed business names under which Borrower currently does business: NONE.

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all of the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under any provision of (i) Borrower’s organizational documents, if Borrower is an entity; (ii) any documents that govern, regulate, or limit Borrower’s business activities or affairs; (iii) any agreement or other instrument binding upon Borrower; (iv) any applicable law or governmental regulation; or (v) any court decree or order applicable to Borrower or to Borrower’s assets.

Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely discloses Borrower’s financial condition in all material respects as of the date of each such statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Assets. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and approved by Lender in writing, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to the Collateral free and clear of all liens and Security Interests and has not executed any security documents or financing statements relating to such assets. All of Borrower’s assets are titled in Borrower’s legal name, and Borrower has not used, or been named as a “debtor” in any financing statement under, any other name within the last five (5) years.

Hazardous Substances. Except as previously disclosed to and approved by Lender in writing, Borrower, to Borrower’s actual knowledge, represents and warrants that (i) during the period of Borrower’s ownership or occupancy of the Real Property, there has been no use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance by any person on, under, about, or from any of the Real Property in violation of applicable Environmental Laws; (ii) Borrower has no knowledge of, or reason to believe that there has been, any violation of any Environmental Laws or any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance on, under, about, or from the Real Property by any current or prior occupant or owner of any of the Real Property in violation of applicable Environmental Laws; and (iii) Borrower has no knowledge of, or reason to believe that there exists, any threatened or pending claim, action, investigation, or proceeding seeking to enforce any right or remedy against Borrower, the Real Property, or any current or prior occupant or owner of any of the Real Property under any Environmental Laws. The representations and warranties contained in this section are based on Borrower’s due diligence in investigating the Real Property for hazardous waste and Hazardous Substances.

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Litigation and Claims. Other than as has been previously disclosed to and approved by Lender in writing, no litigation, claim, investigation, administrative proceeding, or similar action (including those for unpaid taxes) against Borrower is pending or threatened in writing which may have a material effect on Borrower’s financial condition to perform under the Loan, and no other event has occurred which may have a material adverse effect on Borrower’s ability to perform under the Loan.

Taxes. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments, and other governmental charges have been paid in full, except those which are presently being, or are going to be, contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Except as previously disclosed to and approved by Lender in writing, Borrower has not entered into or granted any Security Instruments or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral that would be prior to, or that may in any way be superior to, Lender’s Security Interests and rights in and to the Collateral.

Binding Effect. This Agreement, the Note, and all Related Documents are binding upon the signers thereof and their respective successors, representatives, and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full, Borrower will:

Evidence of Authority. Provide to Lender such properly certified resolutions, authorizations, documents, and instruments as Lender may reasonably request from time to time, including, for example, resolutions that (i) authorize the acquisition of the Real Property, the obtaining of the Loan, the encumbrance of Borrower’s assets to secure the Loan, and the execution of this Agreement, the Note, and the other Related Documents; (ii) designate those persons authorized to sign and deliver this Agreement, the Note, and the Related Documents on behalf of Borrower; and (iii) ratify and confirm actions previously taken by or on behalf of Borrower.

Loan Fees and Expenses. Pay upon demand (i) all Loan closing costs; (ii) all Loan fees; (iii) all title examination fees, title insurance premiums, appraisal fees, survey costs, inspection fees, filing and recording fees, and filing and recording taxes (including recordation, intangible, mortgage, and documentary stamp taxes); and (iv) all out-of-pocket expenses incurred by Lender in connection with the preparation of Loan documents, the making of the Loan, and the management and oversight of the Loan, including Lender’s reasonable attorneys’ fees for Lender’s outside counsel.

Taxes, Liens, and Claims of Lien. Pay and discharge when due and before they become delinquent all of Borrower’s indebtedness and obligations of every kind and nature, including, without limitation, all taxes, assessments, governmental charges, levies, and claims that, if not paid, are or might become a lien, claim of lien, or charge upon all or any portion of the Collateral, the Real Property, the Improvements, Borrower’s Funds, or any of Borrower’s assets, income, or profits. If the indebtedness, obligation, tax, assessment, charge, levy, or claim does become a lien, claim of lien, or charge upon all or any portion of the Collateral, the Real Property, the Improvements, Borrower’s Funds, or any of Borrower’s assets, income, or profits, then Lender may demand that Borrower take such action or actions as may be necessary to remove or satisfy the lien, claim of lien, or charge if Lender reasonably believes that the lien, claim of lien, or charge has or may have (i) priority over Lender’s Security Interest in any Collateral, or (ii) an adverse effect on Lender’s orderly administration of the Loan. If Borrower fails to remove any such lien, claim of lien, or charge within thirty (30) days thereafter, then Lender may (i) pay such lien, claim of lien, or charge from funds deposited by Borrower with Lender as provided in this section; (ii) pay such lien, claim of lien, or charge as an expense on Borrower’s behalf, in which case the payment will be considered an expense paid by Lender that is subject to the section of this Agreement entitled “Lender’s Expenditures”; (iii) contest the validity of the lien, claim of lien, or charge, in which case Borrower shall pay all costs and expenses of such contest, including Lender’s reasonable attorneys’ fees; or (iv) take or refrain from taking such other actions as Lender believes to be in Lender’s interest.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any such agreement.

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Compliance Certificates. If requested in writing by Lender, provide Lender (no more than quarterly) with a compliance certificate signed by Borrower’s chief financial officer or some other officer or person acceptable to Lender. The compliance certificate shall certify that the representations and warranties set forth in this Agreement and the Related Documents are true and correct as of the date of the certificate and that, as of the date of the certificate, no Event of Default exists under this Agreement or the Related Documents.

Notices of Claims and Litigation. Promptly inform Lender in writing of (i) all material adverse changes in Borrower’s financial condition; and (ii) all existing and all threatened litigation, claims, investigations, administrative proceedings, or similar actions affecting the Real Property, any Collateral, Borrower, or the owner of any Collateral which could have a material adverse effect on the Real Property, any Collateral, or the financial condition of Borrower.

Additional Assurances. Make, execute, and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, corrective instruments, documents, and other agreements as Lender or its counsel may reasonably request to evidence and secure the Loan, to perfect all Security Interests in the Collateral and Improvements, and to correct any deficiencies or errors in this Agreement or the Related Documents.

COVENANTS REGARDING FINANCIAL INFORMATION. Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full, Borrower will:

Financial Records. Maintain Borrower’s books and records in accordance with GAAP, applied on a consistent basis (except as may be disclosed therein or in the notes thereto), and permit Lender to examine and audit Borrower’s books and records upon prior notice and at all reasonable times.

Financial Statements and Related Information. Furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request, including, but not limited to, the following:

Annual Financial Statements of Borrower. A full and complete signed copy of financial statements, prepared by certified public accountants reasonably acceptable to Bank, which shall include a balance sheet of the Borrower, as at the end of such year, and statement of profit and loss of the Borrower reflecting the results of its operations during such year, bearing the opinion of such certified public accountants and prepared on a compiled basis in accordance with generally accepted accounting principles, consistently applied (except as may be disclosed therein or in the notes thereto), which obligation shall be deemed satisfied upon the public filing of Ballantyne Strong, Inc.’s Annual Report on Form 10-K through the EDGAR system maintained by the SEC;

Borrower’s Rent Roll. Borrower shall deliver to the Bank at such times as the Bank shall request a rent roll for the Real Property, in form acceptable to the Bank, listing all tenants and occupants and describing all of the Leases;

Tax Returns of Borrower. Promptly after filing with the IRS (taking into account any extensions filed), a full and complete signed copy of all federal and other governmental tax returns and all schedules relating thereto, for Borrower.

Additional Information and Statements. Such additional information and statements, lists of assets and liabilities, aging of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may reasonably request from time to time.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis (except as may be disclosed therein or in the notes thereto), and certified by Borrower as being true and correct.

FINANCIAL COVENANTS AND RATIOS. Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full, Borrower will comply with the following financial covenants and ratios:

Ballantyne Strong Inc.’s Maximum Debt/Tangible Net Worth Ratio. Ballantyne Strong Inc. shall maintain a ratio of debt/tangible net worth that does not exceed 3.00 to 1.00. The ratio “debt/tangible net worth” means total liabilities divided by tangible net worth. “Tangible net worth” means the book value of total assets, (i) minus the book value of all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items) other than leaseholds and leasehold improvements, and (ii) minus total liabilities. This ratio will be evaluated no less frequently than annually.

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NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full, Borrower will not do any of the following without first obtaining Lender’s prior written consent:

Continuity of Operations. (i) convert to a different kind of business entity; or (ii) cease operations, liquidate, or dissolve.

Sale, Transfer, or Lease of Collateral. Sell, transfer, or lease any Collateral, except for the sale or lease of inventory in the ordinary course of business.

Liens on Collateral. Create, or allow to be created, any lien or charge upon the Collateral or the Improvements, other than Permitted Liens.

Change of Ownership. Have any material change in the ownership of Borrower. A change in ownership is “material” if it involves, in the aggregate, the sale, transfer, or conveyance without Lender’s prior written consent of more than twenty-five percent (25%) of the voting stock, partnership interests, or limited liability company interests, as the case may be, of a corporation (other than a publicly traded corporation), partnership, limited partnership, or limited liability company.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender shall have a right of setoff with respect to all of Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA, Keogh, or trust accounts for which setoff is prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this section. Borrower further authorizes Lender to exercise its right of setoff one or more times to collect any past due payment, any sums then payable, or the entire unpaid outstanding balance of the Indebtedness if the Loan is then due and payable in full. However, Lender shall not exercise its right of setoff under this section unless and until an Event of Default shall have occurred.

INCREASE IN INTEREST RATE IF DEPOSIT ACCOUNT RELATIONSHIPS NOT ESTABLISHED AND MAINTAINED. The interest rate for the Loan is a competitive rate based, at least in part, on Borrower’s assurance and Lender’s expectation that Digital Ignition, LLC, will establish and maintain its primary business deposit account with Lender. Only Digital Ignition, LLC is required to establish and maintain its primary business deposit account with Lender. Borrower warrants and represents to Lender that Digital Ignition, LLC (i) either currently maintains its primary business deposit account with Lender or will establish its primary business deposit account with Lender before Lender funds the Loan, and (ii) will continuously maintain its primary business deposit account with Lender, at least until the Indebtedness is paid in full. If Digital Ignition, LLC ceases for any reason to establish and continuously maintain its primary business deposit account with Lender as required by this section, Lender will, after first giving Borrower at least ten days prior written notice (during which ten day period Borrower may remedy the oversight), increase the rate that interest will accrue on the outstanding principal balance of the Loan to a higher interest rate by adding 300 basis points (3.00 percentage points) to the interest rate that would otherwise apply to the Loan from time to time. In addition, if the interest rate is increased pursuant to the previous sentence, then Lender may increase the required periodic payment amount during such time in which an increased interest rate is in effect in order to maintain a substantially similar amortization schedule. In the absence of manifest error or bad faith, Lender’s determination of the following shall be conclusive: (i) whether Digital Ignition, LLC has established its primary business deposit account with Lender and thereafter continuously maintained its primary business deposit account with Lender, (ii) the interest rate that will apply to the Loan if Digital Ignition, LLC fails to establish and continuously maintain its primary business deposit account with Lender, and (iii) the required periodic payment amount following any increase in the interest rate.

Digital Ignition, LLC shall deposit One Million Five Hundred Thousand Dollars ($1,500,000) into the business deposit account on or before the date of this Agreement.

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DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. The Loan or the Indebtedness is not paid and performed within 10 days after due or is otherwise in default.

Default under Related Documents. The occurrence of an event or condition that constitutes a default under the terms of the Note, any of the Security Instruments, or any of the other Related Documents.

Default under Other Loan. Borrower defaults under any other loan, extension of credit, or obligation owed to Lender.

Other Defaults. Borrower fails to keep, perform, observe, or comply with any covenant, agreement, term, or condition that Borrower is required to keep, perform, observe, or comply with under provisions of this Agreement, any of the Related Documents, or any other agreement between Lender and Borrower.

Default in an Obligation Owed to a Third Party. Borrower or any owner of Collateral defaults under any loan, extension of credit, security instrument, guaranty, purchase or sales agreement, or any other agreement in favor of any other creditor or person that may have a material adverse effect on (i) Borrower’s ability to repay the Loan; (ii) the financial condition of Borrower or the owner of any Collateral; (iii) the ability of Borrower or any owner of Collateral to perform their respective obligations under this Agreement or any of the Related Documents; or (iv) any of the Collateral.

False Statements. Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower or the owner of any Collateral under this Agreement or the Related Documents (i) is false or misleading in any material respect, either now or at the time made or furnished, or (ii) becomes false or misleading in any material respect at any time thereafter.

Ineffectiveness of Agreements; Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Instrument to create a valid and perfected Security Interest possessing the priority required by this Agreement or the Related Documents) at any time or for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor or any governmental agency against any Collateral, or the garnishment of any account Borrower maintains with Lender or any of Lender’s subsidiaries or affiliates, including any deposit account or securities account. However, this Event of Default shall not apply if (i) there is a good faith dispute as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and (ii) Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond protecting Lender from any claim or loss resulting from the creditor or forfeiture proceeding in an amount determined by Lender as being an adequate reserve or bond for the dispute.

Actual or Threatened Contamination. The actual or threatened (i) installation, storage, treatment, generation, manufacture, or use of Hazardous Substances on, under, or about any of the Real Property in violation of Environmental Laws or any other applicable law, regulation, or ordinance; or (ii) disposal, discharge, or release of Hazardous Substances on, under, about, or from any of the Real Property.

EFFECT OF AN EVENT OF DEFAULT; NOTICE AND OPPORTUNITY TO CURE. In the administration of the Loan and the enforcement of the Related Documents, the following provisions will apply notwithstanding contrary provisions in this Agreement or the Related Documents:

Remedies. Upon the occurrence of any Event of Default that remain uncured beyond the appliable cure periods and at any time thereafter until the cure thereof, Lender may, at its option, but without any obligation to do so, and in addition to any other rights Lender may have, do any one or more of the following: (i) cancel this Agreement; (ii) institute appropriate proceedings to enforce the performance of this Agreement; (iii) withhold further disbursements of Loan Proceeds; (iv) expend funds necessary to remedy the default; (v) accelerate the maturity of the Note and/or Indebtedness and demand payment of all sums due under the Note and/or Indebtedness; (vi) bring an action on the Note and/or Indebtedness; (vii) foreclose Lender’s Security Instruments, if any, in any manner available under law; and (viii) exercise any other right or remedy which it has under this Agreement, the Note, or other Related Documents, or which is otherwise available at law or in equity or by statute.

Interest after Default. If an Event of Default occurs under this Agreement or any of the Related Documents, Lender’s risk of not being paid what Lender is owed increases. To compensate Lender for this risk and to discourage default, the Note may include a provision (a “Default Rate Provision”) that permits Lender to increase the interest rate on the Note following the occurrence of an Event of Default. In the interpretation and application of each such Default Rate Provision, Lender may increase the interest rate one or more times to a rate or rates (each a “Default Rate”) that Lender determines, not to exceed the lesser of (i) the maximum Default Rate permitted under the terms of the Default Rate Provision, or (ii) the maximum rate allowed by applicable law. However, Lender will not increase the interest rate to a Default Rate without first giving Borrower at least ten (10) days prior written notice of the occurrence of the Event of Default and of Lender’s intent to increase the interest rate pursuant to the Default Rate Provision, during which ten (10) day period Borrower may cure the default and thereby avoid an increase in the interest rate to Default Rate. Notwithstanding, if Borrower cures the event of default, the interest rate will revert to the rate described in Section 1 above.

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Notice and Opportunity to Cure before Acceleration. If an Event of Default occurs under this Agreement or any of the Related Documents, Lender will not accelerate the Indebtedness and demand payment of the Loan in full without first giving such notice of default and opportunity to cure as is provided for in the Note or as is otherwise required by law. Notwithstanding the foregoing, following the occurrence of an Event of Default, Lender may take actions other than accelerating the Indebtedness in order to protect its interests without first giving notice or the opportunity to cure, including, but not limited to, requiring tenants to make rental payments directly to Lender, and/or exercising Lender’s right of setoff one or more times to collect delinquent Loan payments.

Relationship to State Law. Notwithstanding the foregoing or any other provision of this Agreement and/or the Related Documents, if any provision of applicable law requires that Borrower be granted a longer notice period or a greater opportunity to cure, that provision of law shall control; provided, however, that the applicable notice period set forth in this Agreement or the Related Documents shall run concurrently with the notice period required by law.

LENDER’S EXPENDITURES. If (i) any action or proceeding is commenced or any lien or claim of lien is asserted that could materially affect Lender’s interest in any of the Collateral, or (ii) Borrower fails to comply with any provision of this Agreement or any Related Document, including, but not limited to, Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Document, then Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender reasonably deems appropriate, including, but not limited to, discharging or paying all taxes, liens, claims of lien, security interests, encumbrances, and other claims at any time levied or placed on any Collateral and paying all costs for insuring, maintaining, and preserving any Collateral. All such reasonable expenses actually incurred or paid by Lender will (i) be considered expenses incurred for the preservation of the Collateral, (iii) become part of the Indebtedness, (iii) bear interest at the rate charged under the Note from and including the date incurred or paid by Lender to the date of repayment by Borrower, and (iv) be secured by the Security Instruments. All such expenses incurred or paid by Lender will, at Lender’s option, (i) be payable on demand, (ii) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due over the remaining term of the Note, or (iii) be added to the balance of the Note and be treated as a balloon payment which will be due and payable at the Note’s maturity.

INDEMNIFICATION OF LENDER. Borrower agrees to indemnify, defend, and hold Lender and its officers, directors, employees, and agents harmless from and against any and all claims, suits, obligations, damages, losses, costs, expenses (including, without limitation, reasonable attorneys’, architect’s, and engineering fees), demands, liabilities, penalties, fines, and forfeitures of any nature whatsoever and whenever made that may be asserted against or incurred by Lender or its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by, (i) this Agreement or the Related Documents; (ii) a breach by Borrower of this Agreement or the Related Documents; (iii) the exercise of the rights and remedies granted Lender under this Agreement or the Related Documents; or (iv) the use, generation, manufacture, storage, disposal, release, or threatened release of a Hazardous Substance on, under, about, or from the Real Property in violation of applicable law. Borrower releases and waives any future claims against Lender and its officers, directors, employees, and agents for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any Environmental Law for the use, generation, manufacture, storage, disposal, release, or threatened release of a Hazardous Substance on, under, about, or from the Real Property. Lender shall have the right (i) to commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the Related Documents; and (ii) to appear in any action or proceeding to defend itself against such claims. Lender shall be entitled to settle or compromise any asserted claims against it, and such settlement shall be binding upon Borrower for purposes of this section. All related costs and expenses incurred by Lender (including reasonable attorneys’ fees incurred by Lender) shall be paid by Borrower to Lender. The provisions of this section of the Agreement shall survive the payment of the Indebtedness and the expiration, cancellation, or termination of this Agreement, and shall not be affected by Lender’s acquisition of any interest in any of the Real Property, whether by foreclosure or otherwise. However, in interpreting and applying this provision or any similar provision contained in any of the Related Documents that requires a Borrower to indemnify Lender and hold Lender harmless, the indemnity and hold harmless provision shall not be construed so as to require any Borrower to indemnify Lender or hold Lender harmless from or against Lender’s own gross negligence, willful misconduct, or wrongful acts.

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MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with the Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Force Majeure. If either Lender or Borrower is delayed, hindered, or prevented from performing any act required under this Agreement by reason of pandemic, war, governmental restrictions, civil commotion, shortage of labor or materials, strikes, fire, or any other reason beyond the control of the party obligated to perform, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended one (1) day for each day in the period of delay. However, the provisions of this section shall not apply to Borrower’s obligations to pay make payments on the Loan or any other sums, monies, costs, charges, or expenses required by this Agreement or the Related Documents.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s reasonable costs and expenses actually incurred in connection with the enforcement of this Agreement or the Related Documents, whether or not an action or claim is filed. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Lender’s costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses incurred in connection with litigation, alternative dispute resolution proceedings, bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court. However, to the extent this Agreement or the Related Documents require any Borrower to pay Lender’s attorneys’ fees following the occurrence of an Event of Default, Lender will be permitted to recover its attorneys’ fees only to the extent they are reasonable in amount and are actually incurred by Lender, without regard to any statutory presumption as to the amount of such attorneys’ fees or any percentage amount specified in the Related Documents.

Notices. Unless specifically provided otherwise in this Agreement or by law, any notice required or permitted by or in connection with this Agreement shall be in writing and shall be given by (i) hand delivery, (ii) prepaid overnight delivery service by any nationally recognized overnight courier, or (iii) certified or registered mail, return receipt requested, postage prepaid. Any notice to Borrower shall be addressed to Borrower at the Borrower’s address for notice purposes stated at the beginning of this Agreement, to Borrower’s most recent address as appears in Lender’s records, or to such other address as may hereafter be specified in a written notice from Borrower to Lender. Notice delivered to any one Borrower will be deemed delivery to each Borrower. Any notice to Lender shall be addressed to Lender at the Lender’s address for notice purposes stated at the beginning of this Agreement or to such other address as may be hereafter specified in a written notice from Borrower to Grantor. Any party may change its notification address by notifying the other party in writing of the new address. Notice shall be considered given and delivered as of the date of the hand delivery, one (1) business day after delivery to the overnight delivery service, or three (3) business days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. A “business day” is any day other than a Saturday, Sunday, or a federal legal holiday.

Authority to File Notices. Borrower appoints and designates Lender as its attorney-in-fact to file for the record any notice that Lender deems necessary to protect its interest under this Agreement. This power shall be deemed coupled with an interest and shall be irrevocable while any sum or performance remains due and owing under this Agreement or any of the Related Documents.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law and, to the extent not preempted by federal law, the laws of the state of North Carolina, without regard to its conflicts of law provisions.

Consent to Loan Sale/Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of the Loan or participation interests in the Loan to purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of the Loan or any participation interests in the Loan, as well as all notices of any repurchase of the Loan or such participation interests. Borrower also agrees that the purchasers of the Loan or any participation interests in the Loan will be considered as the absolute owners of their respective interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of the Loan or such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of the Loan or such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of the Loan or any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

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No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Collateral owner, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Collateral owner’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

Marshalling of Assets. To the extent permitted by law, Borrower waives the benefits of (i) all existing and future appraisal, homestead, valuation, stay, extension, reinstatement, and redemption laws relating to the Collateral; and (ii) any legal or equitable doctrine or principle of marshalling.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid, and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity, or enforceability of any other provision of this Agreement.

Successors and Assigns. All representations, warranties, covenants, and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights or obligations under this Agreement without Lender’s prior written consent.

No Fiduciary Relationship. The relationship between Lender and Borrower is solely that of lender and borrower. The Lender has no fiduciary or other special relationship with or duty to Borrower, and none is created by this Agreement or the Related Documents. Lender has no right to control the business, property, management, or operations of Borrower except as expressly provided in this Agreement and the Related Documents.

No Third-Party Beneficiaries. This Agreement is for the sole protection and benefit of Lender and Borrower. No other person or persons shall have any right of action on the basis of this Agreement or any right to the Loan Proceeds. Lender is not and shall not be obligated to exercise any right or power Lender has upon Borrower’s default under the terms of this Agreement or the Related Documents.

Survival of Warranties and Representations. Borrower understands and agrees that, in making the Loan, Lender is relying on all representations, warranties, covenants, and agreements made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further understands and agrees that regardless of any investigation made by Lender, all such representations, warranties, covenants, and agreements will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as the Indebtedness is paid in full, or until this Agreement is terminated in the manner provided above, whichever is the last to occur.

Relationship to Related Documents. This Agreement is intended to supplement the Related Documents and should be construed, to the extent both reasonable and possible, in a manner consistent with the Related Documents. To the extent the provisions of this Agreement conflict with, and cannot be reconciled with, the provisions of the Related Documents (other than the Note), the provisions of this Agreement shall control. To the extent the provisions of this Agreement conflict with, and cannot be reconciled with, the provisions of the Note, the provisions of the Note shall control.

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Interpretation. This Agreement is the result of negotiations between Borrower and Lender and their respective counsel. This Agreement shall not be applied, interpreted, or construed more strictly against a party because that party or that party’s counsel drafted this Agreement.

Execution in Counterparts. This Agreement and the Related Documents may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and in making proof of this Agreement or any Loan Document, it shall not be necessary to produce or account for more than one such counterpart.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. As used in this Agreement:

Agreement. The word “Agreement” means this Commercial Loan Agreement, as this Agreement may be amended or modified from time to time, together with all exhibits and schedules attached from time to time to this Agreement.

Borrower. The word “Borrower” means, collectively, the Borrowers identified at the beginning of this Agreement and, in addition, all other co-signers and co-makers who sign or assume the Note and all of their respective successors and assigns. Borrowers hereunder are jointly and severally liable for the Note and Loan.

Collateral. The word “Collateral” means all property and assets granted by Digital Ignition, LLC, as collateral security for the Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and regardless of the form in which it is granted. For the avoidance of doubt, “Collateral” shall not include any property or assets of Ballantyne Strong, Inc., or any of its subsidiaries other than Digital Ignition, LLC.

EBITDA. The word “EBITDA” means earnings before interest, tax, depreciation, and amortization.

Environmental Laws. The words “Environmental Laws” mean any and all state, federal, and local statutes, regulations, and ordinances relating to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in the section of this Agreement entitled “Default.”

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration, or physical, chemical, or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported, or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include, without limitation, any and all hazardous or toxic substances, materials, or waste as defined by or listed under the Environmental Laws. The words “Hazardous Substances” also include, without limitation, petroleum and petroleum by-products or any fraction thereof, asbestos, and all flammable, explosive, or radioactive materials.

Improvements. The word “Improvements” means all buildings, structures, facilities, fixtures, additions, and similar construction on the Real Property, including, without limitation, grading, paving, landscaping, and all other work necessary to make the Real Property usable and complete for its intended purposes.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents (including all principal and interest), together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means Community First Bank, and its successors and assigns.

Loan Proceeds. The words “Loan Proceeds” mean all disbursements of Loan principal made by Lender pursuant to this Agreement and the Related Documents.

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Permitted Liens. The words “Permitted Liens” mean (i) liens and security interests in favor of Lender; (ii) liens for taxes, assessments, or similar charges either not yet delinquent or being contested in good faith; (iii) liens of materialmen, mechanics, warehousemen, or carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not yet delinquent and that do not become delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business; (v) liens and security interests to secure obligations incurred by an individual Borrower for personal, family, or household purposes; (vi) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by Lender in writing; and (vii) liens and security interests on Borrower’s assets (other than assets that constitute Collateral) which, in the aggregate, constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Related Documents. The words “Related Documents” mean all promissory notes (including the Note), loan agreements, Security Instruments, guaranties, indemnity agreements, environmental agreements, affidavits, verifications, and all other instruments, agreements, and documents executed in connection with the Loan, whether currently existing or created and executed in the future.

Security Instrument. The words “Security Instrument” mean and include, without limitation, any agreement, promise, pledge, assignment, covenant, arrangement, understanding, or other agreement, whether created by law, contract, or otherwise, that evidences, governs, represents, or creates a Security Interest. The words “Security Instrument” include, without limitation, security agreements, financing statements, mortgages, deeds of trust, security deeds, deeds to secure debt, assignments, pledges, negative pledge agreements, crop pledges, chattel mortgages, collateral chattel mortgages, chattel trusts, factor’s liens, equipment trusts, conditional sales, trust receipts, lien or title retention contracts, leases or consignments intended as security devices, or any other instrument that creates a security or lien interest.

Security Interest. The words “Security Interest” mean any interest in real or personal property that secures payment of the Indebtedness and/or performance under this Agreement and the Related Documents, whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand or caused this Agreement to be signed in its name by a person or persons duly authorized, all as of the date of this Agreement.

BORROWER:			LENDER:

BALLANTYNE STRONG, INC.			COMMUNITY FIRST BANK
a Delaware corporation [SEAL]

By:	/s/ Mark D. Roberson	(SEAL)	By:	/s/ Josh Brant
	Mark D. Roberson, President			Josh Brant, its Vice President

DIGITAL IGNITION, LLC.
a Georgia limited liability company [SEAL]

By:	/s/ Todd Major	(SEAL)
Todd Major, Manager

By:	/s/ Mark Roberson	(SEAL)
Mark Roberson, Manager

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